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                                                                    EXHIBIT 23.2






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report dated May 5, 1999 for BigStar Entertainment, Inc. included in or made a part of this registration statement.



                                                             ARTHUR ANDERSEN LLP




New York, New York
May 6, 1999